Exhibit 10.41

CTO REALTY GROWTH, INC.
PERFORMANCE SHARE AWARD AGREEMENT

This Performance Share Award Agreement (this “Agreement”) is made as of the ___th day of February, 2025 (the “Grant Date”), by and between CTO REALTY GROWTH, INC., a Maryland corporation (the “Company”), and [GRANTEE NAME] (“Grantee”).

Background

The Company has adopted the Fifth Amended and Restated CTO Realty Growth, Inc. 2010 Equity Incentive Plan (the “Plan”), which is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”).  Section 8 of the Plan provides that the Committee shall have the discretion and right to grant Performance Shares, subject to the terms and conditions of the Plan and any additional terms provided by the Committee.  The Committee has granted Performance Shares to Grantee as of the Grant Date pursuant to the terms of the Plan and this Agreement.  Grantee desires to accept the grant of Performance Shares and agrees to be bound by the terms and conditions of the Plan and this Agreement.  Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to such terms in the Plan.

Agreement

1.Award of Performance Shares.  Subject to the terms and conditions provided in this Agreement and the Plan, the Company hereby grants to Grantee ________________________ ___________________ (________) Performance Shares (the “Performance Shares”) as of the Grant Date.  The extent to which Grantee’s rights and interest in the Performance Shares become vested and non-forfeitable shall be determined in accordance with the provisions of Section 2 of this Agreement.  The grant of the Performance Shares is made in consideration of the services to be rendered by Grantee to the Company.
2.Performance Vesting.
(a)The vesting of Grantee’s rights and interest in the Performance Shares shall be determined in accordance with the performance vesting criteria set forth in Exhibit A hereto.  In addition to such vesting criteria, Grantee must remain in continuous employment with the Company or one of its Subsidiaries from the Grant Date through either (i) the date of a “Qualifying Termination” (as defined below), (ii) the date of a “Qualifying CIC Termination” (as defined below) or (iii) the end of the Performance Period, as applicable, in order to have a vested and nonforfeitable right to the Performance Shares.  Any termination of employment, other than a Qualifying Termination or a Qualifying CIC Termination, prior to the end of the Performance Period shall result in the forfeiture of the Performance Shares.  The Performance Shares shall be settled in shares of the Company’s Common Stock, par value $0.01 per share, within sixty (60) days following either the end of the Performance Period or the date of the Qualifying Termination or the Qualifying CIC Termination, as applicable.
(b)“Cause” shall have the meaning ascribed to such term in Grantee’s employment or similar agreement with the Company; provided, that if Grantee is not a party to such an agreement with the Company, then “Cause” shall mean (i) Grantee’s arrest or conviction for, plea of nolo contendere to, or admission of the commission of, any act of fraud, misappropriation, or embezzlement, or a criminal felony involving dishonesty or moral turpitude; (ii) a breach by Grantee of any material provision of this Agreement or any employment or similar agreement, provided that Grantee is given reasonable notice of, and a reasonable opportunity to cure within thirty (30) days of such notice (if such breach is curable), any such breach; (iii) any act or intentional omission by Grantee involving dishonesty or moral turpitude; (iv) Grantee’s material failure to adequately perform his or her duties and responsibilities as such duties and responsibilities are, from time to time, in the Company’s discretion, determined and after reasonable notice of, and a reasonable opportunity to cure within thirty (30) days of such notice (if such breach is curable), any such breach; or (iv) any intentional independent act by Grantee that would cause the Company significant reputational injury.
(c)“Change in Control” means any of the following events: (i) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”)) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a subsidiary of the Company or any employee benefit plan (or any related trust) of the Company or a subsidiary, becomes the beneficial owner of 50% or more of the Company’s outstanding voting shares and other outstanding voting securities that are entitled to vote generally in the election of directors (“Voting Securities”); (ii) approval by the shareholders of the Company and consummation of either of the following: (A) a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the persons who were the respective beneficial owners of the outstanding Common Stock and/or the Voting Securities immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the outstanding voting shares and the combined voting power of the voting securities resulting from such merger in substantially the same proportions as immediately before such Merger; or (B) a plan of liquidation of the Company or a plan or agreement for the sale or other disposition of all or substantially all of the assets of the Company; or (iii) a change in the composition of the Board such that, during any 12-month period, the individuals who, as of the beginning of such period, constitute the Board (the “Existing Board”) cease for any reason to constitute more than 50% of the Board; provided, however, that any individual becoming a member of the Board subsequent to the beginning of such period whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors immediately prior to the date of such appointment or election will be considered as though such individual were a member of the Existing Board.
(d)“Good Reason” shall have the meaning ascribed to such term in Grantee’s employment or similar agreement with the Company; provided, that if Grantee is not a party to such an agreement with the Company, then “Good Reason” shall mean a material reduction in Grantee’s compensation or employment related benefits, or a material change in Grantee’s status, working conditions or management responsibilities. Unless provided otherwise in Grantee’s employment or similar agreement, Grantee’s termination of employment shall not constitute a termination for Good Reason unless Grantee first provides written notice to the Company of the existence of the Good Reason within sixty

(60) days following the effective date of the occurrence of the Good Reason, and the Good Reason remains uncorrected by the Company for more than thirty (30) days following such written notice of the Good Reason from Grantee to the Company, and the effective date of Grantee’s termination of employment is within one (1) year following the effective date of the occurrence of the Good Reason.
(e)“Qualifying Termination” means, during the Performance Period, (i) the termination of Grantee’s employment by the Company or one of its Subsidiaries without “Cause” (as defined above) or (ii) Grantee voluntarily terminates employment for “Good Reason” (as defined above). The date of a Qualifying Termination will be the date that a “separation from service” occurs as such term is defined in Treasury Regulation 1.409A-1(h).
(f)“Qualifying CIC Termination” means, during the Performance Period, (i) the termination of Grantee’s employment by the Company or one of its Subsidiaries without “Cause” (as defined above) or (ii) Grantee voluntarily terminates employment for “Good Reason” (as defined above), in each case, at any time during the 24-month period following a Change in Control (as defined above).
3.Shareholder Rights; Restrictions on Transfer.
(a)Grantee shall not have any right to vote any Performance Shares and shall not receive any dividends with respect to any unvested Performance Shares.  Notwithstanding the foregoing, if the Company declares and pays dividends on its outstanding Shares during the Performance Period, Grantee will be entitled to have dividend equivalents accrued with respect to the Performance Shares.  Such dividend equivalents shall vest or be forfeited in the same manner and to the same extent as the Performance Shares to which they relate, and shall, to the extent they become vested, be paid to Grantee in cash no later than sixty (60) days after the conclusion of the Performance Period.
(b)Except as otherwise provided for in Section 12 of the Plan, the Performance Shares may not be sold, assigned, transferred, pledged or otherwise disposed of by Grantee.  Any attempt to transfer the Performance Shares in violation of this Section 3(b) shall render the Performance Shares null and void.
4.Taxes.  Grantee shall pay to the Company all applicable federal, state and local income and employment taxes (including taxes of any foreign jurisdiction) which the Company is required to withhold at any time with respect to the Performance Shares.  Such payment shall be made in full, at Grantee’s election, in cash or check, by withholding from Grantee’s next normal payroll, or by the tender of Shares of the Company’s common stock (including the withholding of Shares otherwise issuable upon vesting of the Performance Shares, provided that the number of Shares so withheld does not exceed the amount necessary to satisfy the maximum statutory tax rates in Grantee’s applicable jurisdictions).  Shares tendered or withheld as payment of required withholding shall be valued at the closing price per share of the Company’s common stock on the date such withholding obligation arises.

5.No Effect on Employment or Rights under Plan.  Nothing in the Plan or this Agreement shall confer upon Grantee the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of Grantee regardless of the effect of such termination of employment on the rights of Grantee under the Plan or this Agreement.  If Grantee’s employment is terminated for any reason whatsoever (and whether lawful or otherwise), Grantee will not be entitled to claim any compensation for or in respect of any consequent diminution or extinction of Grantee’s rights or benefits (actual or prospective) under this Agreement or any Award (including any unvested portion of any Performance Shares) or otherwise in connection with the Plan.  The rights and obligations of Grantee under the terms of Grantee’s employment with the Company or any Subsidiary will not be affected by Grantee’s participation in the Plan or this Agreement, and neither the Plan nor this Agreement form part of any contract of employment between Grantee and the Company or any Subsidiary.  The granting of Awards (including the Performance Shares) under the Plan is entirely at the discretion of the Committee, and Grantee shall not in any circumstances have any right to be granted any other award concurrently or in the future.
6.Governing Law; Compliance with Law.
(a)This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without regard to conflict of law principles.
(b)The issuance and transfer of Performance Shares shall be subject to compliance by the Company and Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s securities may be listed.  No Performance Shares, or any share of common stock underlying such Performance Shares, shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
(c)A legend may be placed on any certificate(s) or other document(s) delivered to Grantee indicating restrictions on transferability of the Performance Shares pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations and other requirements of any applicable federal or state securities laws or any stock exchange on which the Company’s securities may be listed.
7.Successors.  This Agreement shall inure to the benefit of, and be binding upon, the Company and Grantee and their heirs, legal representatives, successors and permitted assigns.
8.Severability.  In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
9.Entire Agreement.  Subject to the terms and conditions of the Plan, which are incorporated herein by reference, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations.

10.Headings.  Section headings used herein are for convenience of reference only and shall not be considered in construing this Agreement.
11.Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
12.No Impact on Other Benefits.  The value of the Performance Shares is not part of Grantee’s normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
13.Additional Acknowledgements.  By their signatures below, Grantee and the Company agree that the Performance Shares are granted under and governed by the terms and conditions of the Plan and this Agreement.  Grantee has reviewed in their entirety the prospectus that summarizes the terms of the Plan and this Agreement, has had an opportunity to request a copy of the Plan in accordance with the procedure described in the prospectus, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Agreement.  Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Agreement.

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IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement as of the Grant Date set forth above.

CTO REALTY GROWTH, INC.

BY:________________________________

Name:

Title:

I have read the Fifth Amended and Restated CTO Realty Growth, Inc. 2010 Equity Incentive Plan originally adopted by the Company’s stockholders on April 28, 2010, last amended, amended June 21, 2023, and by my signature I agree to be bound by the terms and conditions of said Plan and this Agreement.  I have also read the CTO Realty Growth, Inc. Clawback Policy adopted by the Committee on October 24, 2023 (the “Clawback Policy”), and by my signature I agree that all of my Incentive-Based Compensation (as defined in the Clawback Policy) is subject to the Clawback Policy.

Date:

[GRANTEE NAME]

EXHIBIT A

VESTING OF PERFORMANCE SHARES (3-YEAR PERFORMANCE)

1.Vesting of Performance Shares:

Except in the event of a Qualifying Termination or a Qualifying CIC Termination (each as defined in the Agreement), the number of Performance Shares that shall vest under this Agreement shall be based upon the following performance goal: The Company’s Total Shareholder Return as compared to the Total Shareholder Return of the Comparison Group during the Performance Period, as further described below.  Upon (a) the expiration of the Performance Period, and (b) the Committee’s determination and certification of the extent to which the performance goal has been achieved, the Participant shall become vested in the number of Performance Shares that corresponds to the level of achievement of the performance goal set forth below that is certified by the Committee.

Notwithstanding the foregoing, (a) in the case of a Qualifying Termination prior to the expiration of the Performance Period, the percentage of Performance Shares that vest pursuant to the Agreement shall be the greater of (i) the percentage of Performance Shares that would vest based on the Total Shareholder Return achieved by the Company as if the Performance Period had ended on the date of the Qualifying Termination, as determined and certified by the Committee, multiplied by a fraction, the denominator of which is the total number of days in the original Performance Period and the numerator of which is the number of days from the beginning of the Performance Period to the date of the Qualifying Termination or (ii) 100% of the Performance Shares; and (b) in the case of a Qualifying CIC Termination prior to the expiration of the Performance Period, the number of Performance Shares that vest pursuant to the Agreement shall be 150% of the Performance Shares.

2.Determination of Comparison Group:

The “Comparison Group” used for purposes of this Exhibit A shall consist of the companies comprising the MSCI US REIT Index as of the date of this Agreement, which companies are listed on the attached Schedule A-1.

If a company in the Comparison Group experiences a bankruptcy event during the Performance Period, the company will remain in the Comparison Group and its stock price will continue to be tracked for purposes of the Total Shareholder Return calculation.  If the company is subsequently acquired or goes private, the provisions below will apply.  If the company liquidates, the company will remain in the Comparison Group and its Ending Stock Price will be reduced to zero.

If a company in the Comparison Group is acquired by another company in the Comparison Group, the acquired company will be removed from the Comparison Group and the surviving company will remain in the Comparison Group.

If a company in the Comparison Group is acquired by a company not in the Comparison Group, the acquired company will remain in the Comparison Group, and its Ending Stock Price will be equal to the value per share of the consideration paid to the shareholders of the acquired company in the transaction.  The surviving company in such transaction will not be added to the Comparison Group.

If a company in the Comparison Group ceases to be a public company due to a going private transaction, the company will remain in the Comparison Group, and its Ending Stock Price shall be equal to the value per share of the consideration paid to the shareholders of the target company in the transaction.

3.Calculation of Total Shareholder Return:

“Total Shareholder Return” for the Company and each company in the Comparison Group shall include dividends paid and shall be determined as follows:

Total Shareholder Return	=	Change in Stock Price + Dividends Paid
Beginning Stock Price

“Beginning Stock Price” shall mean the average closing sale price of one (1) share of common stock for the twenty (20) trading days immediately prior to the first day of the Performance Period, as reported by the New York Stock Exchange, such other national securities exchange on which the stock is traded or, if the stock is traded over-the-counter, the OTC Bulletin Board, Pink OTC Markets Inc. or other applicable reporting organization.  The Beginning Stock Price shall be appropriately adjusted to reflect any stock splits, reverse stock splits or stock dividends during the Performance Period.

“Change in Stock Price” shall mean the difference between the Ending Stock Price and the Beginning Stock Price.

“Dividends Paid” shall mean the total of all cash and in-kind dividends paid on (1) share of stock during the Performance Period.

“Ending Stock Price” shall mean the average closing sale price of one (1) share of common stock for the twenty (20) trading days immediately prior to the last day of the Performance Period, except as otherwise provided under “Determination of Comparison Group” above.  Such closing sale prices shall be as reported by the New York Stock Exchange, such other national securities exchange on which the stock is traded or, if the stock is traded over-the-counter, the OTC Bulletin Board, Pink OTC Markets Inc. or other applicable reporting organization.

“Performance Period” shall mean the period commencing on January 1, 2025 and ending on December 31, 2027.

4.Calculation of Percentile Rank:

Following the Total Shareholder Return determination for the Company and the companies in the Comparison Group, the “Company Rank” within the Comparison Group shall be determined by listing each company in the Comparison Group (including the Company) from the highest Total

Shareholder Return to lowest Total Shareholder Return and counting up to the Company from the company with the lowest Total Shareholder Return.

The Company’s “Percentile Rank” shall then be determined as follows:

Percentile Rank for Comparison Group	=	Company Rank in Comparison Group
Total Number of Companies in the Comparison Group Including the Company

In the event that the Company’s Total Shareholder Return for the Performance Period is equal to the Total Shareholder Return(s) of one or more other companies in the Comparison Group for that same period, the Company’s Total Shareholder Return Percentile Rank will be determined by ranking the Company’s Total Shareholder Return for that period as being greater than such other companies in the Comparison Group.

5.Calculation of Number of Vested Performance Shares:

The percent of Performance Shares that vest shall then be determined based on the following chart:

Company’s Percentile Rank	Percent of Performance Shares to Vest
67th and above	150%
51st	100%
34th	50%
Below 34th	0%

Interpolation shall be used to determine the percent of Performance Shares that vest in the event the Company’s Percentile Rank does not fall directly on one of the ranks listed in the above chart.  Once the percent of Performance Shares to vest has been determined, the percent shall be multiplied by the number of Performance Shares awarded to determine the actual number of Performance Shares that vest, rounded to the next highest whole share.  All Performance Shares that do not vest in accordance with this Exhibit A shall be automatically forfeited and canceled.

6.Absolute TSR Governor:

Notwithstanding anything set forth in Section 5 above, and regardless of the Company’s Percentile Rank, if the Company’s Total Shareholder Return for the Performance Period does not exceed 3% per annum, then the number of Performance Shares that vest pursuant to Section 5 shall not exceed 100% of the number of Performance Shares granted.

UPDATED AS OF 1/1/2025

SCHEDULE A-1

Company NameTicker

Acadia Realty TrustAKR

Agree Realty CorpADC

Alexander & Baldwin IncALEX

Alexander's IncALX

Alexandria Real Estate EqARE

American Assets Trust IncAAT

American Healthcare REIT IncAHR

American Homes 4 RentAMH

Americold Realty Trust IncCOLD

Apartment Investment & Management CoAIV

Apple Hospitality REIT IncAPLE

Armada Hoffler Properties IncAHH

AvalonBay Communities IncAVB

Boston Properties IncBXP

Brandywine Realty TrustBDN

Brixmor Property Group IncBRX

Broadstone Net Lease IncBNL

Camden Property TrustCPT

CareTrust REIT IncCTRE

CBL & Associates Properties IncCBL

CenterspaceCSR

Chatham Lodging TrustCLDT

Community Healthcare Trust IncCHCT

COPT Defense PropertiesCDP

Cousins Properties IncCUZ

CubeSmartCUBE

Curbline Properties CorpCURB

DiamondRock Hospitality CoDRH

Digital Realty Trust IncDLR

Diversified Healthcare TrustDHC

Douglas Emmett IncDEI

Easterly Government Properties IncDEA

EastGroup Properties IncEGP

Elme CommunitiesELME

Empire State Realty Trust IncESRT

EPR PropertiesEPR

Equinix IncEQIX

Equity CommonwealthEQC

Equity Lifestyle Properties IncELS

Equity ResidentialEQR

Essential Properties Realty Trust IncEPRT

Essex Property Trust IncESS

Schedule A-1

Extra Space Storage IncEXR

Farmland Partners IncFPI

Federal Realty Investment TrustFRT

First Industrial Realty Trust IncFR

Four Corners Property Trust IncFCPT

Gaming & Leisure Properties IncGLPI

Getty Realty CorpGTY

Gladstone Commercial CorpGOOD

Gladstone Land CorpLAND

Global Medical REIT IncGMRE

Global Net Lease IncGNL

Healthcare Realty Trust IncHR

Healthpeak Properties IncDOC

Highwoods Properties IncHIW

Host Hotels & ResortsHST

Hudson Pacific Properties IncHPP

Independence Realty Trust IncIRT

Innovative Industrial Properties IncIIPR

InvenTrust Properties CorpIVT

Invitation Homes IncINVH

Iron Mountain IncIRM

JBG Smith PropertiesJBGS

Kilroy Realty CorpKRC

Kimco Realty CorpKIM

Kite Realty Group TrustKRG

LTC Properties IncLTC

LXP Industrial TrustLXP

Macerich Co, TheMAC

Medical Properties Trust IncMPW

Mid-America Apartment Communities IncMAA

National Health Investors IncNHI

NNN REIT IncNNN

National Storage Affiliates TrustNSA

NETSTREIT CorpNTST

NexPoint Residential Trust IncNXRT

Omega Healthcare Investors IncOHI

One Liberty Properties IncOLP

Paramount Group IncPGRE

Park Hotels & Resorts IncPK

Peakstone Realty TrustPKST

Pebblebrook Hotel TrustPEB

Phillips Edison & Co IncPECO

Piedmont Office Realty TrustPDM

Plymouth Industrial REIT IncPLYM

Prologis IncPLD

Public StoragePSA

Schedule A-1

Realty Income CorpO

Regency Centers CorpREG

Retail Opportunity Investments CorpROIC

Rexford Industrial Realty IncREXR

RLJ Lodging TrustRLJ

Ryman Hospitality PropertiesRHP

Sabra Health Care REIT IncSBRA

Safehold IncSAFE

Saul Centers IncBFS

Service Properties TrustSVC

Simon Property Group IncSPG

Site Centers CorpSITC

SL Green Realty CorpSLG

STAG Industrial IncSTAG

Summit Hotel Properties IncINN

Sun Communities IncSUI

Sunstone Hotel Investors IncSHO

Tanger IncSKT

Terreno Realty CorpTRNO

UDR IncUDR

UMH Properties IncUMH

Universal Health Realty Inc TrustUHT

Urban Edge PropertiesUE

Ventas IncVTR

Veris Residential IncVRE

VICI Properties IncVICI

Vornado Realty TrustVNO

Welltower IncWELL

Whitestone REITWSR

WP Carey IncWPC

Xenia Hotels & Resorts IncXHR

Schedule A-1